Exhibit 24.4

                  [Coopers & Lybrand L.L.P. Letterhead]


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the registration statement of Tiffany & Co. on Form S-8 of our report dated March 6, 1995 on our audits of the consolidated financial statements and financial statement schedules of Tiffany & Co. and Subsidiaries as of January 31, 1995 and 1994, and for each of the three years in the period ended January 31, 1995, which report is incorporated by reference in Tiffany & Co.'s Annual Report on Form 10-K (File No. 1-9494).

                                   /s/  Coopers & Lybrand L.L.P.



New York, New York
August 14, 1995